                                                                   EXHIBIT 1
                                                                   ---------






                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                       and

                    AMERICAN STOCK TRANSFER AND TRUST COMPANY

                                 as Rights Agent


                                  ------------


                                Rights Agreement

                           Dated as of April 30, 1999



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page

Section 1-        Certain Definitions............................................................................2
Section 2-        Appointment of Rights Agent....................................................................7
Section 3-        Issuance of Right Certificates.................................................................7
Section 4-        Form of Right Certificates.....................................................................9
Section 5-        Countersignature and Registration..............................................................9
Section 6-        Transfer, Split Up, Combination and Exchange
                  of Right Certificates; Mutilated, Destroyed,
                  Lost or Stolen Right Certificates.............................................................10
Section 7-        Exercise of Rights; Exercise Price; Expiration
                  Date of Rights................................................................................10
Section 8-        Cancellation and Destruction of Right
                  Certificates..................................................................................13
Section 9-        Reservation and Availability of Shares of
                  Beneficial Interest...........................................................................13
Section 10-       Share Record Date.............................................................................14
Section 11-       Adjustment of Exercise Price or
                  Number of Shares or Rights....................................................................14
Section 12-       Certification of Adjusted Exercise,
                  Price or Number of Shares.....................................................................20
Section 13-       Consolidation, Merger or Sale or Transfer
                  of Assets or Earning Power....................................................................20
Section 14-       Fractional Rights and Fractional Shares.......................................................23
Section 15-       Rights of Action..............................................................................23
Section 16-       Agreement of Right Holders....................................................................24
Section 17-       Right Certificate Holder Not Deemed
                  a Shareholder.................................................................................24
Section 18-       Concerning the Rights Agent...................................................................25
Section 19-       Merger or Consolidation of, or Change in
                  Name of, the Rights Agent.....................................................................25
Section 20-       Duties of Rights Agent........................................................................26
Section 21-       Change of Rights Agent........................................................................27
Section 22-       Issuance of New Right Certificates............................................................28
Section 23-       Redemption....................................................................................28
Section 24-       Notice of Proposed Actions....................................................................29
Section 25-       Notices.......................................................................................30
Section 26-       Supplements and Amendments....................................................................31
Section 27-       Exchange......................................................................................31
Section 28-       Successors....................................................................................32
Section 29-       Benefits of this Rights Agreement.............................................................32
Section 30-       Interpretation................................................................................32
Section 31-       Pennsylvania Contract.........................................................................32
Section 32-       Counterparts..................................................................................32


Section 33-       Descriptive Headings..........................................................................33
Section 34-       Severability..................................................................................33
Section 35-       Trust Provision...............................................................................33

                                RIGHTS AGREEMENT
                                ----------------

                  Rights Agreement, dated as of April 30, 1999, by and between PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY , (the "Rights Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Board of Trustees of the Company (the "Board of Trustees") has authorized and declared a distribution of one right (a "Right") for each Share of Beneficial Interest, $1.00 par value per share, in the Company (the "Shares") outstanding as of the close of business on May 14, 1999 (the "Record Date"), each such Right representing the right to purchase one Share (subject to adjustment) upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, the Board of Trustees has further authorized the issuance of one Right (subject to adjustment) with respect to each Share that shall become outstanding (whether originally issued or delivered from the Company's treasury) between the Record Date and the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date (as such terms are hereinafter defined).

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Shares (as such term is hereinafter defined) of the Company then outstanding; provided, however, that an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined), or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Voting Shares of the Company, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the members of the Board of Trustees who are neither Affiliates nor Associates of such Person nor Officers of the Company before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person, or (B) a reduction in the number of issued and outstanding Voting Shares of the Company pursuant to a transaction or a series of related transactions approved by the Board of Trustees; provided, further, however, that in the event that such Person described in the foregoing clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of said clause (ii), such Person shall nonetheless become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% of the Voting Shares of the Company, unless the acquisition of such additional Voting Shares would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of said clause (ii). Notwithstanding the foregoing, if the Board of Trustees determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Trustees) a sufficient number of Voting Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for purposes of this Agreement.

                          (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Rights Agreement.

                          (c) "Associate" of a Person shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% ownership interest therein, (iv) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 20% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and
         (vii) any Affiliate of such Person.

                          (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities:


                              (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

                              (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

                              (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso to subclause (B) of clause (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company. Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition (and, at such time, only those securities which it then beneficially owns).

                          (e) "Board of Trustees" shall mean those persons serving on the Company's Board of Trustees pursuant to Paragraph 2 of the Trust Agreement and any authorized committee thereof.

                          (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                          (g) "Close of Business" on any given date shall mean 5:00 P.M., New York, New York, time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York, time on the next succeeding Business Day.

                          (h) "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

                          (i) "Exchange Act" shall have the meaning set forth in
         Section 1(b) hereof.

                          (j) "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Shares for or pursuant to the terms of any such plan.

                          (k) "Exercise Price" shall have the meaning set forth in Sections 4 hereof.

                          (l) "Expiration Date" shall have the meaning set forth in Section 7(a)(i) hereof.

                          (m) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with
         Section 11(d) hereof.

                          (n) "Invalidation Time" shall mean the meaning set forth in Section 7(e) hereto.

                          (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a)(i) hereof.

                          (p) "Person" shall mean any individual, firm, corporation or other entity.

                          (q) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

                          (r) "Record Date" shall mean the meaning set forth in the first paragraph of the Recitals hereto.

                          (s) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

                          (t) "Right Certificate" shall have the meaning set forth in Section 3(d) hereof.


                          (u) "Section 13 Event" shall have the meaning set forth in Section 13(a) hereof.

                          (v) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Trustees shall become aware of the existence of an Acquiring Person.

                          (w) "Shares" when used with reference to the Company shall mean the Shares of Beneficial Interest, par value $1.00 per share, of the Company which have not been classified as Preferred Shares. "Shares" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Shares" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

                          (x) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person; provided, however, that PREIT-RUBIN, INC. shall be a Subsidiary of Company for purposes of this Agreement so long as the Company owns at least 51% of all of the issued and outstanding Common Shares of all classes, considered for such purposes to be a single class.

                          (y) "Summary of Rights" shall have the meaning set forth in Section 3(a) hereof.

                          (z) "Trading Day" shall have the meaning set forth in
         Section 11(b) hereof.

                          (aa) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights or the Shares.

                          (bb) "Trust Agreement" shall mean the Company's Amended and Restated Trust Agreement, dated December 16, 1997, as the same shall be further amended from time to time and any document successor thereto. Reference herein to paragraphs of the Trust Agreement shall be deemed to include amendments to such paragraph and provisions in this Trust Agreement successor thereto, however denominated.

                          (cc) "Voting Shares" shall mean (i) the Shares of the Company and (ii) any other shares of the Company entitled to vote generally in the election of trustees or entitled to vote together with the Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such Co-Rights Agent.

                  Section 3. Issuance of Right Certificates.

                          (a) On the Record Date (or as soon as practicable
thereafter), the Company or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

                          (b) Until the close of business on the day which is
the earlier of (i) the tenth day after the Share Acquisition Date, or (ii) the tenth business day (or such later date as may be determined by action of the Board of Trustees prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt

Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person would be an Acquiring Person (irrespective of whether any Shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Shares registered in the name of the holders of the Shares and not by separate Right Certificates and the record holders of such certificates for Shares shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a Share (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Shares shall constitute the surrender for transfer of the Right or Rights associated with the Shares evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

                          (c) Rights shall be issued in respect of all Shares
that become outstanding after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates issued for Shares (including, without limitation, certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Shares) after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                           This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of Shares of Beneficial Interest represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Pennsylvania Real Estate Trust and American Stock Transfer and Trust Company (the "Rights Agent"), dated as of April 30, 1999, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Pennsylvania Real Estate Investment Trust. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Pennsylvania Real Estate Investment Trust shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by any such Person, as and to the extent provided in Section 7(e) of the Rights Agreement.

                          (d) As soon as practicable after the Distribution
Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Shares as of the close of business on the Distribution Date, as shown by the records of the Company maintained by its registrar and transfer agent, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each Share so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred only by the transfer of the Right Certificates as permitted hereby, separately and apart from any transfer of Shares.

                  Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Shares or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement. Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of Shares as shall be set forth thereon at the price per Share payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the "Exercise Price").

                  Section 5. Countersignature and Registration.

                          (a) Each Right Certificate shall be executed on behalf
of the Company by its Chairman, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                          (b) Following the Distribution Date, the Rights Agent
will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder.

Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                          (a) Subject to the provisions of Sections 7(e), 7(f)
and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate may be (i) transferred or
(ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of Shares (or fraction of a Share) as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the principal office of the Rights Agent with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the principal office of the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

                          (b) Subject to the provisions of Sections 7(e), 7(f)
and 14 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Rights Agent shall issue and deliver a new Right Certificate of like tenor to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

                          (a) (i) The Rights shall not be exercisable until, and
shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(a)(ii), 7(e), 23(a) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in [Philadelphia, Pennsylvania], together with payment of the Exercise Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the close of business on the earlier of (i) March 31, 2009 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (the "Expiration Date").

                          (ii) Notwithstanding any provision of this Rights
Agreement to the contrary, no Right shall be exercisable by the holder thereof for a number of Shares in excess of the maximum number of Shares that could be acquired by the holder of such Right without violating any provision of Paragraph 9 of the Trust Agreement, relating to limitations on the ownership of Shares. Any holder who exercises a Right for a number of Shares that violates the preceding sentence shall be deemed never to have had an interest in the excess Shares purportedly purchased upon such exercise. The Board of Trustees shall have the power to take such actions as they deem necessary or appropriate to administer the provisions of this Section 7(a)(ii) in a fair and equitable manner.

                  (b) The Exercise Price shall initially be $70.00 for each Share purchasable pursuant to the exercise of a Right. The Exercise Price and the number of Shares (or fraction of a Share) or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.


                  (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment of the aggregate Exercise Price for the Shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Shares one or more certificates representing the number of Shares to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional Shares, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional Shares in accordance with Section 14(b) hereof, (iv) after receipt of such Share certificates and/or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than the Shares, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of Shares or other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Act"), and any applicable securities law of any other jurisdiction, the Shares or such other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this
Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Sections 7(a)(i) and 14(b) hereof.

                  (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person),
(y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time, or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (II) a transfer which the Board of Trustees has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) shall be canceled.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this

Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                          Section 8. Cancellation and Destruction of Right
Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                          Section 9. Reservation and Availability of Shares of
Beneficial Interest.

                  (a) Subject to the provisions of this Agreement (including, without limitation, Section 11(a)(iii) hereof), the Company covenants and agrees that it will keep available out of its authorized and unissued Shares of Beneficial Interest a number of Shares as will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7; provided, however, that the Company shall not be required to keep available Shares or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii) or
Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments and subject, in each case, to the provisions of Section 11(a)(iii).

                  (b) As long as the Shares (or any other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use reasonable efforts to cause, from and after such time as the Rights become exercisable, the Rights and all Shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

                  (c) The Company shall use reasonable efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (b) the earlier of the Expiration Date and the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety days, the exercisability of the Rights in order to prepare and file a registration statement under the Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all Shares (or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable securities.

                  (e) The Company shall not be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to any Person or the issuance or delivery of certificates for Shares (or other securities, as the case may be) upon exercise of Rights in the name of any Person, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Shares (or other securities, as the case may be) to a Person until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

                          Section 10. Share Record Date. Each Person in whose
name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Share transfer books of the Company are open.

                          Section 11. Adjustment of Exercise Price or Number of
Shares or Rights. The Exercise Price, the number and kind of Shares (or fraction of a share) which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the Record Date (A) declare or pay any dividend on Shares payable in Shares, (B) subdivide or split the outstanding Shares into a greater number of Shares, (C) combine or consolidate the outstanding Shares into a smaller number of Shares or effect a reverse split of the outstanding Shares or (D) issue any Shares in a reclassification of the Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Exercise Price in effect at the time of the record date for such event (if one shall have been established or, if not, in effect on the effective date of such event), and the number and kind of Shares (or fraction of a Share) or other capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Shares or other shares, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Share transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or other event. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

                          (ii) Subject to Section 27 of this Agreement, in the
event that any Person shall be or become an Acquiring Person, unless the event causing such Person to become and Acquiring Person is a transaction set forth in
Section 13(a) hereof, then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof and subject to the provisions of Section 7(a)(ii), shall thereafter have the right to receive upon exercise of a Right in accordance with the terms of this Rights Agreement and payment of the Exercise Price with respect to the total number of Shares (or fraction of a Share) for which a Right was exercisable immediately prior to the occurrence of the event described in this Section 11(a)(ii), such number of Shares (or fraction of a Share) as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of Shares (or fraction of a Share) for which a Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) and (y) dividing that product by 50% of the then current per share Fair Market Value of the Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.

                          (iii) Unless the Board of Trustees determines that the
following is not permitted by the terms of any agreement or instrument to which the Company is a party on the date of this Agreement, then in the event that the number of Shares which are authorized by the Company's Trust Agreement but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the aggregate Fair Market Value of the Shares issuable upon the exercise of a Right (the "Current Value") over
(2) the Purchase Price (such excess being referred to herein as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash,
(2) a reduction in the Purchase Price, (3) Shares or other equity securities of the Company

(including, without limitation, preferred shares, or units of preferred shares, which the Board of Trustees has deemed to have substantially the same value as Shares (such preferred shares being referred to herein as "common share equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Trustees based upon the advice of a nationally recognized investment banking firm selected by the Board of Trustees; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a
Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Shares (to the extent available) and then, if necessary, cash, which Shares and/or cash have an aggregate value equal to the Spread. If the Board of Trustees shall determine in good faith that it is likely that sufficient additional Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"); provided, however, that there shall be no obligation on the part of the Company so to seek authorization of such additional Shares. To the extent that the Company determines that some action need be (and may be) taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a Share shall be the current market price (as determined pursuant to Section 11(d) hereof) per Share on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Shares on such date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Shares or securities convertible into Shares at a price per Share (or having a conversion price per share, if a security convertible into Shares) less than the then current per share Fair Market Value of the Shares on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of Shares outstanding on such record date plus the number of additional Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees, whose determination shall be described in a statement filed with the Rights Agent. Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend not in excess of 150% of the previous regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the Shares on such record date, less the fair market value (as determined in good faith by the Board of Trustees, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Share and the denominator of which shall be such current Fair Market Value of the Shares. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of this Rights Agreement other than computations made pursuant to 11(a)(iii) hereof, the "Fair Market Value" of any Share or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(d). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Fair Market Value per Share shall be deemed to be the average of the daily closing prices for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Fair Market Value per Share is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in Shares or securities convertible into Shares, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Trustees to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Trustees. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Trustees, or, if no such investment banking firm is, in the good faith judgment of the Board of Trustees, available to make such determination, in good faith by the Board of Trustees. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Trustees based upon such appraisals or valuation reports of such independent experts as the Board of Trustees shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

                  (e) Unless the Company shall have exercised its election as provided in Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section (b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (or fraction of a Share) obtained by (i) multiplying (x) the number of Shares (or fraction of a Share) covered by a Right immediately prior to the adjustment by
(y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (f) The Company may elect on or after the date of any adjustment of the Exercise Price pursuant to Section 11(a), (b) and (c) to adjust the number of Rights in substitution for any adjustment pursuant to
Section 11(e) in the number of Shares (or fraction of a Share) purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Shares (or fraction of a Share) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

                  (h) Irrespective of any adjustment or change in the Exercise Price or the number of Shares (or fraction of a Share) issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of Shares (or fraction of a Share) to be issued upon exercise of a Right as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

                  (i) Before taking any action that would cause an adjustment reducing the price to be paid per whole Share upon exercise of the Rights below the then par value, if any, of the Shares, the Company shall use reasonable efforts to take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at such adjusted price per Share.

                  (j) Anything in this Section 11 to the contrary notwithstanding, in the event of any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of Shares (or fraction of a Share) which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Trustees shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the shareholders of the Company being subject to any United States federal income tax liability by reason thereof.

                          Section 12. Certification of Adjusted Exercise, Price
or Number of Shares. Whenever an adjustment is made as provided in Sections 11, 13, 23 or 27, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Shares) in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11, 13, 23 or 27 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

                          Section 13. Consolidation, Merger or Sale or Transfer
of Assets or Earning Power.

                  (a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Company shall, directly or indirectly, consolidate with any other Person or Persons, or merge with and into any other Person or Persons and the Company shall not be the surviving or continuing corporation of such merger, or (y) any Person or Persons shall, directly or indirectly, merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the outstanding Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Person or any Affiliate or Associate of such Person in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any event described in clause (x), (y) or (z) of this Section 13(a) being referred to as a "Section 13 Event"), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price with respect to the total number of Shares (or fraction of a Share) for which a Right was exercisable immediately prior to the first occurrence of the event described in Section 11(a)(ii) in accordance with the terms of this Rights Agreement, such number of validly issued, fully paid and nonassessable and freely tradeable Shares of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the Exercise Price in effect immediately prior to the first occurrence of a Section 13 Event (or, if an event described in Section 11(a)(ii) has occurred prior to the first occurrence of a Section 13 Event, then immediately prior to the first occurrence of such event) by the number of Shares (or fraction of a Share) for which a Right was exercisable immediately prior to such first occurrence of a Section 13 Event (or, if an event described in Section 11(a)(ii) has occurred prior to the first occurrence of a Section 13 Event, then immediately prior to the first occurrence of such event), and (2) dividing that product by 50% of the Fair Market Value (determined as provided in Section 11(d) hereof) per Share of such Principal Party on the date of consummation of such Section 13 Event; provided that the Exercise Price and the number of Shares of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event;
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Shares thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of Shares, reorganization or other extra-ordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, Shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of Shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, Shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Section 13 Event.

                  (b) "Principal Party" shall mean (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Shares of which have the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Shares of which have the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                  (i) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons which is the issuer of Shares having the greatest market value of Shares outstanding; provided, however, that in any such case described in Section 13(b)(i) or (b)(ii) above, if the Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Shares of which are and have been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Shares of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Shares having the greatest market value of Shares outstanding.

                  (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Sections 13(a) and (b) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of Shares of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement or under any other material agreement to which the Principal Party is a party, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                  (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  (ii) use reasonable efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of the transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a).

                          (d) In case the Principal Party which is to be a party
to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Shares of such Principal Party at less than the then Fair Market Value per Share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Shares of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.


                  Section 14. Fractional Rights and Fractional Shares.

                          (a) The Company shall not be required to issue
fractions of Shares upon exercise, redemption or exchange of the Rights or to distribute certificates which evidence fractional Shares. In lieu of issuing fractions of Shares, the Company may, at its election, (i) pay to the registered holder of Right Certificates at the time such Right is exercised or redeemed an amount in cash equal to the same fraction of the Fair Market Value of a Share or
(ii) cause depositary receipts to be issued evidencing fractions of Shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Shares.

                          (b) The holder of a Right by the acceptance of a Right
expressly waives his right to receive any fractional Right or any fractional Shares upon exercise or redemption of a Right.

                  Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, any holder of record of the Shares in its capacity as a holder of Rights); and any holder of record of any Right Certificate (or, prior to the Distribution Date, any holder of record of the Shares in its capacity as a holder of Rights), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of record of the Shares in their capacity as holders of Rights), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

                  Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                          (a) prior to the Distribution Date, the Rights shall
be evidenced by the certificates for Shares registered in the name of the holders of the Shares (together, where applicable, with the Summary of Rights) and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of Shares;

                          (b) after the Distribution Date, the Right
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                          (c) the Company and the Rights Agent may deem and
treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Shares or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent.

                          (a) The Company agrees to pay to the Rights Agent
reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

                          (b) The Rights Agent shall be protected against, and
shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                  Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

                          (a) Any corporation into which the Rights Agent or any
successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                          (b) In case at any time the name of the Rights Agent
shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                          (a) The Rights Agent may consult with legal counsel
(who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                          (b) Whenever in the performance of its duties under
this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, the Chief Executive Officer, the President or any Vice President and by the Treasurer or the Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

                          (c) The Rights Agent shall be liable hereunder only
for its own gross negligence, bad faith or willful misconduct.

                          (d) The Rights Agent shall not be liable for or by
reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                          (e) The Rights Agent shall not be under any
responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right

Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13 or 23 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                          (f) The Company agrees that it will perform, execute,
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

                          (g) The Rights Agent is hereby authorized and directed
to accept instructions with respect to the performance of its duties hereunder from the Chairman, the President or any Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                          (h) The Rights Agent and any shareholder, director,
officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                          (i) The Rights Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Shares by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.

Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option and at any time, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Trustees to reflect any adjustment or change in the Exercise Price per Share and/or the number or kind or class of Shares of stock or other securities or property purchasable under the Right Certificates, in either case, made in accordance with the provisions of this Rights Agreement.

                  Section 23. Redemption.

                          (a) The Company may, at its option, redeem all but not
less than all of the then outstanding Rights, at any time prior to the close of business on the earlier of (i) the tenth day following the Share Acquisition Date, subject to extension at the option of the Board of Trustees, to such later date or dates as are, in each case fixed on or prior to the last such date then in effect on which redemption may then be effected, or (ii) the Final Expiration Date, at a redemption price of $.001 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable following an event described in Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

                          (b) Without any further action and without any notice,
the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Trustees ordering the redemption of the Rights, and the only right thereafter of the holders of the Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Trustees ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Trustees, the Redemption Price may be paid in cash to each Rights holder or by the issuance of Shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of Shares) having a Fair Market Value equal to such cash payment.

                  Section 24. Notice of Proposed Actions.

                          (a) In case the Company, after the Distribution Date,
shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Shares payable in Shares of any class or to make any other distribution to the holders of record of its Shares (other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last cash dividend theretofore paid), or
(ii) to offer to the holders of record of its Shares options, warrants, or other rights to subscribe for or to purchase Shares (including any security convertible into or exchangeable for Shares) or Shares of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Shares or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date or participation therein by the holders of record of Shares, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                          (b) In case any of the transactions referred to in
either Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

                  Section 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Pennsylvania Real Estate Investment Trust
                  The Bellevue
                  200 South Broad Street
                  Philadelphia, PA  19102
                  Attn:  Executive Vice President and Chief Financial Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer and Trust Company
                  40 Wall Street
                  New York, New York  l0005
                  Corporate Trust Department
                  46th Floor

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 26. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this
Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights or the Shares. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (c) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided, that no such supplement or amendment pursuant to clause (c) above shall materially adversely affect the interests of the holders of Right Certificates as such. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date.

                  Section 27. Exchange.

                          (a) The Board of Trustees may, at its option, at any
time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Shares at an exchange ratio of one Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Trustees shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding.

                          (b) Immediately upon the action of the Board of
Trustees ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights (other than a holder of Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) shall be to receive that number of Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Shares for Rights will be effected and, in the event of any partial exchange, the number of

Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                          (c) The Company shall not be required to issue
fractions of Shares or to distribute share certificates which evidence fractional Shares. In lieu of such fractional Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value of a whole Share. For the purposes of this paragraph (c), the Fair Market Value of a whole Share shall be the closing price of a Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

                  Section 28. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Shares in their capacity as holders of Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the registered holders of Shares in their capacity as holders of Rights).

                  Section 30. Interpretation. Any determination or interpretation required to be made by the Board of Trustees for purposes of applying the definitions contained in Section 1 or in connection with any other provision hereof shall be made by a majority of the Board of Trustees in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

                  Section 31. Pennsylvania Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

                  Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 34. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 35. Trust Provision. This Agreement and all documents, agreements, understandings and arrangements relating thereto have been negotiated, executed and delivered on behalf of the Company by the trustees or officers thereof in their representative capacity under the Trust Agreement of December 16, 1997 and not individually, and bind only the trust estate of the Company, and no trustee, officer, employee, agent or shareholder of the Company shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of the Company thereunder, and any person or entity dealing with the Company in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. The Rights Agent acknowledges and agrees that each agreement and other document executed by the Company in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

                  IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                       PENNSYLVANIA REAL ESTATE
                                       INVESTMENT TRUST



                                       By: /s/ Ronald Rubin
                                           -----------------------------------
                                           Name:  Ronald Rubin
                                           Title: Chief Executive Officer




                                       AMERICAN STOCK TRANSFER AND
                                       TRUST COMPANY



                                       By: /s/ Herbert J. Lemmer
                                           -----------------------------------
                                           Name:  Herbert J. Lemmer
                                           Title: Vice President

                                                                    EXHIBIT A

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
           SUMMARY OF RIGHTS TO PURCHASE SHARES OF BENEFICIAL INTEREST

          AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO OR EXERCISED BY ANY PERSON.

                  On April 29, 1999, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the "Company") declared a distribution of one share purchase right (a "Right") for each outstanding Share of Beneficial Interest, without par value, of the Company (the "Shares"). The distribution is payable as of May 14, 1999 to shareholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one Share at a price of $70.00 (the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent"). As discussed below, initially the Rights will not be exercisable, certificates will not be sent to shareholders and the Rights will automatically trade with the Shares. Until the day which is the earlier of (i) the tenth day after the date of the public announcement that a person or group of affiliated or associated persons (collectively, an "Acquiring Person") has acquired beneficial ownership (as described in the Rights Agreement) of 15% or more of the Company's outstanding voting shares, and
(ii) the tenth business day (or such later date as may be determined by the Board of Trustees prior to the time that any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer whose consummation would result in the beneficial ownership of 15% or more of the outstanding voting shares of the Company, even if no purchases actually occur pursuant to such offer (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any Share certificates outstanding as of May 14, 1999, by such Share certificates themselves together with a copy of this Summary of Rights. Notwithstanding the foregoing, the definition of Acquiring Person shall not include (A) the Company,
(B) any Subsidiary of the Company (as that term is defined in the Rights Agreement, (C) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any trust or other entity organized, appointed, established or holding Shares for or pursuant to the terms of any such plan or (D) any person or group of affiliated or associated persons whose beneficial ownership of 15% or more of the outstanding voting shares of the Company results solely from (i) any action or transaction approved by the members of the Board of Trustees who are neither affiliates nor associates of such person, nor officers of the Company, before such person or group of affiliated or associated persons acquires such 15% beneficial ownership, or (ii) a reduction in the number of outstanding voting shares of the Company pursuant to a transaction or transactions approved by the Board of Trustees (provided that any such person or group of affiliated or associated persons that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon its acquisition of an additional 1% of the Company's outstanding voting shares unless such acquisition of additional voting shares will not result in such person or group of affiliated or associated persons becoming an Acquiring Person by reason of such clause (i) or
(ii)).

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be represented by and transferred with, and only with, the Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Share certificates issued after May 14, 1999 will contain a legend incorporating the Rights Agreement (and the Rights represented thereby) by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Share certificates outstanding as of May 14 1999, with or without a copy of this Summary of Rights, also will constitute the surrender or transfer, as applicable, of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights from and after the Distribution Date. The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 31, 2009, unless earlier redeemed or exchanged by the Company as described below. The number of Shares issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of, among other things, a Share dividend on, or a subdivision or combination of, the Shares. The Exercise Price is subject to adjustment in the event of, among other things, extraordinary distributions of cash or other property to holders of Shares.

                  Unless the Rights are earlier redeemed or exchanged, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of Shares having a market value at the time of the transaction equal to two times the Exercise Price.

                  In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group of affiliated or associated persons becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any Shares are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

                  The Rights Agreement provides that, notwithstanding any provision of the Rights Agreement to the contrary, no Right will be exercisable for a number of Shares that would cause the ownership limit set forth in the Company's Amended and Restated Trust Agreement (or any amendment or successor document thereto) to be exceeded. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding voting shares, the Board of Trustees of the Company may exchange the Rights (other than Rights owned by the Acquiring Person which will have become null and void), in whole or in part, at an exchange ratio of one Share per Right (subject to adjustment).

                  Fractions of Shares which would otherwise be issued upon exercise or redemption of the Rights may, at the election of the Company, be evidenced by depositary receipts. The Rights Agreement also provides that the Company may pay cash in lieu of fractional Shares.

                  At any time on or prior to the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (or such later date as may be authorized by the Board of Trustees), the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), payable at the election of the Company in cash or Shares. Following the effective time of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May 3, 1999.

                  A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is incorporated in this summary description by reference.

                                                                    EXHIBIT B

                           [Form of Right Certificate]

Certificate No. W-                                               ______ Rights

NOT EXERCISABLE AFTER March 31, 2009 OR EARLIER AFTER REDEMPTION OR EXCHANGE. AT THE OPTION OF THE COMPANY, THE RIGHTS ARE SUBJECT TO REDEMPTION, AT $.005 PER RIGHT, OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED BY OR TRANSFERRED TO ANY PERSON.

                                Right Certificate

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                  This certifies that _____________, or registered assigns, is the registered owner of the number of rights set forth above (the "Rights"), each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 30, 1999, as the same may be amended from time to time (the "Rights Agreement") between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on March 31, 2009 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York New York, one Share of Beneficial Interest, without par value, of the Company (the "Shares") at an exercise price of $70.00 (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

                  As provided in the Rights Agreement, the Exercise Price and the number of Shares (or fraction of a Share) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the Rights, limitations of Rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record thereof to purchase a like aggregate number of Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right (payable in cash or in Shares). The Rights Agreement further provides that the Company may, at any time after a Person becomes an Acquiring Person but before such Person becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding (as such terms are defined in the Rights Agreement), exchange all or part of the then outstanding and exercisable Rights for Shares at an exchange ratio of one Share per Right (subject to adjustment).

                  No fractional Shares are required to be issued upon the exercise or redemption of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment to be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been duly and properly exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of

ATTEST:                                     PENNSYLVANIA REAL ESTATE
                                            INVESTMENT TRUST



_________________________________            By: ____________________________
         Secretary                                    Title:

Countersigned:

AMERICAN STOCK TRANSFER AND
  TRUST COMPANY



By:_______________________________
         Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                 (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

                  FOR VALUE RECEIVED _________________________________________

hereby sells, assigns and transfers unto______________________________________

                  (Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

                                               -------------------------------
                                               Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined pursuant to the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined pursuant to the Rights Agreement).

Dated:                                        _______________________________
                                              Signature

                                     NOTICE
                                     ------

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder
                   desires to exercise the Right Certificate.)

TO PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                  The undersigned hereby irrevocably elects to exercise ______________________ Rights represented by this Right Certificate to purchase the Shares of Beneficial Interest issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

Please insert social security or other identifying number:____________________

______________________________________________________________________________
                         (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:____________________

______________________________________________________________________________


                         (Please print name and address)

______________________________________________________________________________

Dated:

                                              _____________________________
                                              Signature
                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the fact of this
                                              Right Certificate)

Signature Guaranteed